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                                                                      Exhibit 15

                         SHOREWOOD PACKAGING CORPORATION
                                -----------------

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT dated as of October 30, 1998, between Shorewood Packaging Corporation, a Delaware corporation, with its principal office at 277 Park Avenue, New York, New York, 10172, (the "Company") and Jefferson Capital Group, Ltd., a Virginia corporation, with its principal office at One James Center, Suite 1600, Richmond, Virginia, 23219, (the "Optionee").

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant to the Optionee an option to purchase 50,000 shares of the common stock, par value $.0l per share (the "Common Stock") of the company in recognition of the Optionee's services to the Company during the Queens transaction and as an inducement to perform additional services on behalf of the Company; and

                  WHEREAS, R. Timothy O'Donnell ("O'Donnell"), the managing director of Optionee, is also a director of Company; and

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant the Optionee certain rights pursuant to the terms of this Agreement in recognition of the Optionee's services to the Company and as an inducement to perform additional services on behalf of the Company.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Grant of Option
                     ---------------

                     1.1 The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an option (the "Option") to purchase 50,000 shares of Common Stock of the Company (the "Option Shares").

                     1.2 The Option does not qualify for "ISO" treatment to the extent permitted by Section 422A of the Internal Revenue Code of 1986, as amended.

                     1.3 The Option Shares are not, and are not required to be, registered under the Securities Act of 1933, as amended, (the "Securities Act") but may be listed upon any securities exchange upon which the Company's Common Stock is listed at the time of such issuance and sale.
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                  2. Price and Payment for Shares
                     ----------------------------

                     2.1 The purchase price for the Option Shares shall be $16.00 per share (the closing price of Company common stock on the date of this agreement).

                     2.2 Payment of the purchase price upon exercise of the Option may be made in cash or check subject to collection.

                  3. Period of Option and Certain Limitations on Right to
                     ----------------------------------------------------
Exercise and Right to Sell Stock Received Upon Exercise of the Option.
----------------------------------------------------------------------
                     3.1 The period of the Option will be five years from the date the option is granted, which date is first written above (the "Period"). The Option will be exercisable, in whole or in part, at any time during the Period.

                     3.2 Optionee understands and acknowledges that by virtue of O'Donnell's status as a director of the Company, the subsequent sale by Optionee of the shares may be subject to Securities and Exchange Commission Rule 10b-5 and Exchange Act Section 16(b), restricting transactions in Company securities by certain corporate insiders. Moreover, the purchase and sale of any securities of the Company by O'Donnell and/or any entity controlled by or under common control with O'Donnell are subject to the Company's insider trading policies as promulgated from time to time.

                  4. Exercise of Option
                     ------------------

                     4.1 The Option herein granted shall be exercisable, in whole or in part, from time to time by notice in writing from the Optionee to the Company which notice shall be signed by a duly authorized officer of the Optionee. Such notice shall specify the number of Option Shares with respect to which the Option is then being exercised and shall be accompanied, pursuant to
Section 2 hereof.

                     4.2 Upon the exercise of the Option in whole or in part, the Company shall promptly issue stock certificates for the shares of Common Stock purchased and the Optionee shall be deemed to be the holder of the shares of Common Stock purchased as of the date of issuance of certificates for such shares to it. The Company may delay issuing certificates representing Option Shares for a reasonable period of time pending listing on any stock exchange. The Optionee will not be nor deemed to be, a holder of any shares subject to the Option unless and until certificates for such shares are issued to it or them under the terms of this Agreement.




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                     4.3  If and when the Option is exercised, the certificates to be issued evidencing shares of the Company's Common Stock will be restricted stock and shall bear a legend substantially as follows:

                     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made except pursuant to Rule 144 under the Securities Act of 1933, as amended, or unless a registration statement with respect to these shares has become effective under said Act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required."

                  5. Transferability of Options
                     --------------------------

                     The Option shall not be assignable or transferable by the Optionee to any other individual or entity without the prior written consent of the Company, which may be withheld in its reasonable discretion.

                  6. Acceleration of Option Exercise
                     -------------------------------

                     Upon the occurrence of any of the following events, the Option shall be exercisable only within the 30 calendar days next succeeding the occurrence of the relevant Triggering Event (as defined below), so long as such exercise occurs within the Period and then only (a) by an authorized officer of the Optionee on the Optionee's behalf and (b) if and to the extent that the Optionee was entitled to exercise the Option at the date of the stockholder approval of the Change of Control:

                     (a) the event that the stockholders of the Company have approved an agreement to merge or consolidate with or into another corporation (and the Company is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation) ("Change of Control") (the date of the stockholder approval of the Change of Control shall be the Triggering Event for purposes of this Subsection (a)).

                     (b) intentionally omitted.


                  7. Piggy-Back Registration
                     -----------------------

                     Subject to Sections 8 and 12 hereof, if at any time after the date of this


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Agreement during the Period, the Company in addition to any of the holders of the Common Stock other than the Optionee propose to file a registration statement to register any security of the Company (other than Common Stock issued with respect to any acquisition or any employee stock option, stock purchase or similar plan) under the Securities Act for sale to the public in an underwritten offering upon which may be registered securities similar to the Option Shares, it will at each such time give written notice to the Optionee of its intention to do so ("Notice of Intent") and, upon the written request of the Optionee made within 30 calendar days after the receipt of any such notice (which request must specify that the Optionee intends to dispose of all of the Option Shares held by the Optionee on the date the Notice of Intent is received by the Optionee, and state the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of the Option Shares which the Company has been so requested to register, to the extent requisite to permit the intended disposition; provided, however, that if the managing underwriter shall certify in writing that inclusion of all of the Option shares would, in such managing underwriter's opinion, materially interfere with the proposed distribution of the securities in respect of which registration was originally to be effected (x) at a price reasonably related to fair value, and (y) under circumstances which will not materially and adversely affect the market of the Company's securities (such writing to state the basis of such opinion and the maximum number of shares which may be distributed without such interference), then the Company may, upon written notice to the Optionee, have the right to exclude from such registration such number of Option Shares which it would otherwise be required to register hereunder as is necessary to reduce the total amount of securities to be so registered to the maximum amount which can be so marketed.

                  8. Registration Expenses
                     ---------------------

                     The costs and expenses (other than underwriting discounts and commissions) of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take or effect pursuant to this Agreement shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, fees and expenses of complying with Blue Sky laws, and fees and disbursements of counsel for the Company and of independent public accountants; provided, however, that fees and expenses of complying with Blue Sky laws in those states where Option Shares and no other securities of the Company covered by the registration statement will be offered for sale, shall be paid by the Optionee).


                  9. Registration Procedures
                     -----------------------

                     If and whenever the Company is required to effect the registration of any Option Shares under the Securities Act as provided in this Agreement, the Company will promptly:



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                     (i) prepare and file with the Securities and Exchange
Commission ("Commission") a registration statement on such form as the Company may select with respect to such Option Shares and use its best efforts to cause such registration statement to become effective;

                     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Option Shares and other securities covered by such registration statement until such time as all of such Option Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than nine months after such registration statement becomes effective;

                     (iii) furnish to the Optionee such number of copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement, in conformity with the requirements of the Securities Act;

                     (iv) use its best efforts to register or qualify the Option Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as the seller shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any jurisdiction;

                     (v) notify the Optionee when a prospectus relating to the Option Shares is required to be delivered under the Securities Act within the period mentioned in subdivision (ii) of this paragraph, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Optionee shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it); and

                     (vi) furnish to the Optionee, at the time of the disposition of any


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Option Shares by him, a signed copy of an opinion of counsel to the effect that:
(a) a registration statement covering such Option Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, (c) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and (d) the applicable provisions of the securities or Blue Sky laws of each state in which the Company shall be required, pursuant to clause (iv) of this paragraph, to register or qualify such Option Shares, have been complied with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company.

                     The Company may require the Optionee to furnish the Company such information regarding it and the distribution of such Option Shares as the Company may from time to time request in writing and as shall be required by law to effect such registration.

                  10. Termination of Obligations
                      --------------------------

                     The obligations of the Company imposed by Sections 7 through 9 above shall cease and terminate, as to any particular Option Shares,
(a) when such shares shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when in the opinion of counsel for the Company such restrictions are no longer required in order to insure compliance with the Securities Act or (c) seven years and one day after the date hereof. Whenever such restrictions shall terminate as to any Option Shares, the Optionee shall be entitled to receive from the Company without expense a new certificate or certificates representing such securities not bearing the legend set forth in
Section 4.3 hereto.

                  11. Availability of Information
                      ---------------------------

                     The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1933 to the extent it shall be required to do so pursuant to such Sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Option Shares. The Company will also cooperate with the Optionee in supplying such information and documentation as may be necessary for him to complete and file any information reporting forms


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presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Option Shares.

                  12. Registration Rights Condition
                      -----------------------------

                     Notwithstanding any other provision contained herein, the Company shall not be obligated to comply with any demands for registration of Option Shares under the Securities Act if, at the time of such demand by the
Optionee:

                     (i) he is free to sell all of the Option Shares with respect to which such registration was requested in accordance with Rule 144 promulgated under the Securities Act or any similar rule or regulation promulgated under the Securities Act; or

                     (ii) the Company has in effect a registration statement covering the disposition of the Option Shares.

                  13. Dilution or Other Adjustments
                      -----------------------------

                     In the event of any change in the Common Stock subject to the Option granted by this Agreement through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or the issuance to stockholders of rights to subscribe to stock of the same class, or in the event of any change in the capital structure, the Board of Directors of the Company shall on an equitable basis make such adjustments with respect to (i) the number of shares of Common Stock of the Company subject to the Option, (ii) options granted hereunder, or (iii) any provision of this Agreement, in order to prevent dilution or enlargement of the Option and the rights granted hereunder.

                  14. Miscellaneous
                      -------------

                     14.1 This Agreement shall be governed by the laws of the State of New York.

                     14.2 Any and all notices referred to herein shall be sufficient if furnished in writing and delivered in person or mailed by certified mail (return receipt requested) to the respective parties at their addresses set forth above or to such other address as either party may from time to time designate in writing.

                     14.3 As used herein, the masculine gender shall include the feminine gender.

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.



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                                      SHOREWOOD PACKAGING CORPORATION


                                      By:  /s/ Howard M. Liebman
                                         -------------------------------------
                                               Howard M. Liebman
                                               Executive Vice President and
                                               Chief Financial Officer


                                      JEFFERSON CAPITAL GROUP, LTD.


                                      By:  /s/ R. Timothy O'Donnell
                                         -------------------------------------
                                               R. Timothy O'Donnell
                                               Managing Director


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